Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

Shuttle Pharmaceuticals Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Offering Price		Fee Rate	Amount of Registration Fee
	Newly Registered Securities
Fees to Be Paid	Equity	Convertible Note	457	(i)		$-	$		-		$-
Fees to Be Paid	Equity	Shares of common stock, par value $0.00001, issuable upon conversion of Convertible note	457	(i)	9,744,605	1.39		13,545,000	$110.20 per $1,000,000		1,493.00

Fees to be Paid	Equity	Warrant to purchase common stock	457	(i)	-	-		(1)	-		-
Fees to be Paid	Equity	Shares of common stock, par value $0.00001 per share, underlying Warrant	457	(i)	1,018,079	$2.35		$2,392,486	$110.2 per $1,000,000		$264.00
	Total Offering Amounts							$15,937,486		$
	Total Fees Previously Paid										$-
	Total Fee Offset										$-
	Net Fee Due										$1,757.00

(1)	No additional registration fee is payable pursuant to Rule 457(i) under the Securities Act.